Exhibit 10.1

LICENSE AGREEMENT

This LICENSE AGREEMENT (the "License Agreement") is by and between

Implant Sciences Corporation, a Massachusetts corporation having offices at 107 Audubon Road, Wakefield, MA  01880-1246, USA ("Implant Sciences")

and
International Brachytherapy, s.a., having offices at Zone Industrielle C, 7180 Seneffe, Belgium  ("IBt")
made and effective on the date set forth on the signature page hereof.

RECITALS

WHEREAS, Implant Sciences is the owner of certain intellectual property identified below; and

WHEREAS, IBt wishes to acquire the Xenation Business of Implant Sciences, as defined below, and to utilize such intellectual property in its business; and

WHEREAS, Implant Sciences is willing to grant IBt licenses to utilize the intellectual property on the terms and conditions hereinafter set forth;

AGREEMENT

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1. Definitions

As used in this License Agreement, the following phrases shall have the meanings set forth below:

1.01 Xenation Business. This phrase shall mean using Xenation machines to implant Xenon-124 atoms and other ions into cores used to produce low dose rate brachytherapy seeds and other radioactive sources for the treatment of diseases.

1.02. Xenation Intellectual Property Rights. This phrase shall mean the right to make, have made, use, import, export and sell products and services within the scope of any and all claims reciting xenon in: (i) U.S. Patent Number 6,183,409, for which the pertinent claims are 9 through 13; (ii) any foreign counterparts of the aforementioned patent; and (iii) any reissue, continuation, divisional or continuation-in-part applications claiming priority directly or indirectly from any such patent, and such patents as may issue from any such application, and also including the right to claim priority under any applicable statute, treaty or convention based on any of said patent applications. Also within the meaning of this phrase is the right to Licensor's know-how for practicing the subject matter of said patent claims and for operating Xenation equipment to implant Xenon-124 atoms and other ions into various materials.

1.03. Ancillary Intellectual Property Rights. This phrase shall mean the right to make, have made, use, import, export and sell products and services produced by implanting xenon atoms or ions into materials as covered by any claims, other than claims included in the Xenation Intellectual Property Rights as defined above, of any U.S. or foreign patent for which Implant Sciences, at the time of the later of the effective date of this Agreement or the Assignment Effective Date, as defined below, has the power to grant a nonexclusive license, including claims 1 through 8 of U.S. Patent 6,183,409, and any reissue, continuation, divisional or continuation-in-part applications claiming priority directly or indirectly from any such patent, and such patents as may issue from any such application.

1.04 Licensor. The term Licensor shall mean Implant Sciences. Following the assignment of or transfer of interest in any or all of the Xenation Intellectual Property Rights and the Ancillary Intellectual Property Rights, the Term Licensor shall mean the successor in interest.

1.05 Licensee. The term Licensee shall mean IBt, and any successor to this License Agreement.

1.06 BMI. The term BMI shall mean Best Medical International, Inc.

2. Grant

2.01 Grant of Exclusive License. Licensor hereby grants Licensee a perpetual, worldwide, royalty-free, exclusive license to the Xenation Intellectual Property Rights. Licensor is hereby excluded from practicing the Xenation Intellectual Property Rights.

2.02 Grant of Non-Exclusive License. Licensor hereby grants Licensee a perpetual, worldwide, royalty-free, non-exclusive license to the Ancillary Intellectual Property Rights.

3. Assignment and Sublicensing

3.01 Assignability by Licensee. Licensee shall have the right to assign the rights and licenses granted in this License Agreement to a purchaser of its Xenation Business.

3.02 Sublicensing Right. Licensee shall have the power to grant sublicenses based on the aforesaid licenses.

3.03 Attachment of Licenses. Any assignment by Licensor of U.S. Patent 6,183,409, and/or any Xenation Intellectual Property Rights, and/or any Ancillary Intellectual Property Rights, shall be expressly subject to the licenses granted under this License Agreement. Licensor shall give Licensee two weeks notice of its intention to grant rights or transfer an ownership in the Xenation Intellectual Property Rights and/or the Ancillary Intellectual Property Rights to a third party. IBt hereby acknowledges receipt of Implant Sciences’ intention to grant rights or transfer an ownership in the Xenation Intellectual Property Rights and/or the Ancillary Intellectual Property Rights to BMI. If Licensor attempts to grant rights or transfer an ownership interest in the Xenation Intellectual Property Rights and/or the Ancillary Intellectual Property Rights to a third party without reciting and obligating the grantee or transferee to respect the interest of Licensee in any grant or transfer document relating thereto, such attempted grant or transfer shall be null and void.

3.04 Security Interest and Recordation. Licensor hereby grants to Licensee a Security Interest in the Xenation Intellectual Property Rights and Ancillary Intellectual Property Rights in the form of the Security Agreement attached as Exhibit SA. Licensor hereby grants to Licensee the power to record with and limited to the U.S. Patent and Trademark Office and the patent office of any other jurisdiction for which there is a patent or patent application of the Xenation Intellectual Property Rights, and/or Ancillary Intellectual Property Rights.

3.05 Third-Party Beneficiary. Licensee shall be a third-party beneficiary in any permitted grant or transfer by Licensor of any of the Xenation Intellectual Property Rights and/or the Ancillary Intellectual Property Rights.

4. Consideration

In consideration for the Grant and obligations undertaken by Licensor, IBt shall pay Implant Sciences a one-time fee of Ten Dollars ($10.00). Said fee shall be paid to Implant Sciences upon closing of the sale of its Xenation Business to IBt.

5. Enforcement of Intellectual Property Rights. In the event that either party hereto becomes aware that anyone is infringing any part of the Xenation Intellectual Property Rights, then it shall promptly notify the other and provide any supporting evidence of which that party has knowledge. Licensee shall have the right but not the obligation to initiate litigation to terminate the infringement, at Licensee's expense, and, if so required, to sue in Licensor's name or join Licensor as a plaintiff. In connection with the foregoing:

(a) Licensee shall keep Licensor informed as to developments.

(b) Implant Sciences and any successor in interest shall provide such reasonable cooperation to Licensee as Licensee shall reasonably request, at Licensee's expense, including by using commercially reasonable efforts to provide documents, witnesses, and any other reasonably obtainable evidence.

(c) In the event that the termination of the litigation results in the payment of any damages, royalties, or other cash consideration to either Licensee or Licensor, Licensee shall receive such consideration.

6. Maintenance of Patents

Licensor shall maintain in force all patents of the Xenation Intellectual Property Rights by paying all government fees at least one month before they become due. Licensor shall immediately report such payments to Licensee. If Licensor should fail to report any such payment one month before a due date, Licensee shall be entitled to make such payment and to be reimbursed for the cost thereof plus a handling charge of 100% of the total cost incurred.

7. General

7.01. Term. This License Agreement shall become effective as of the date first written above and shall continue in force until six years following the expiration of the last-to-expire patents included in the Xenation Intellectual Property Rights and the Ancillary Intellectual Property Rights.

7.02. Termination. This License Agreement may be terminated for breach by either party of any material provision of this License Agreement if written notice of breach has been given and the breach has not been cured within sixty days of the receipt of such notice.

7.03. Post-Termination. Termination of this License Agreement shall not relieve either party of any obligations which accrued prior to termination of this License Agreement and which have not been fulfilled at the time of termination. Such obligations include the duty to pay the other party for litigation expenses or awards, as set forth in Section 5.(c) of this License Agreement.

7.04. Correspondence. All notices, reports, or requests shall be given by one party in writing to the other by certified mail, electronic mail, or fax to the addresses set forth below or to such other address as may be designated by a party by notice:

If to Licensee:                                                                      Attention: Mr. Francois Blondel
Chief Executive Officer
International Brachytherapy, s.a.
Zone Industrielle C, 7180 Seneffe, Belgium
Email:fblondel@ibt.be
Fax: +32 64 52 08 01

If to Licensor:                                                                      Attention: ___________________
Implant Sciences Corporation
107 Audubon Road
Wakefield, MA 01880-1246, USA
Email:
Fax:

7.05. Choice of Law and Venue. This License Agreement shall be construed and interpreted in accord with United States federal law and the law of the State of Maryland (U.S.A.) except for its conflict of laws principles. Each party irrevocably (i) agrees that any action or proceeding arising from or relating to this Agreement may be brought only in the courts of Maryland or the U.S. District Court located in Baltimore, Maryland, (ii) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such action or proceeding, and (iii) waives any objection to proceeding in such venue, including that the forum is inconvenient.

7.06. Entire Agreement. This License Agreement sets forth the entire agreement and understanding of the parties as to the subject matter hereof and merges all discussions between them. Neither party shall be bound by any terms or conditions except as expressly set forth herein or as duly set forth in a subsequent document signed by authorized representatives of the parties.

7.07. Severability. If any provision of this License Agreement is held invalid, such holding shall not affect the validity of any other provision of this License Agreement.

7.08. Assignment to BMI. IBt hereby acknowledges Implant Sciences’ intention to assign or transfer ownership in the Xenation Intellectual Property Rights and Ancillary Intellectual Property Rights to BMI (“Assignment”). IBt agrees that in the event of the Assignment, IBt shall, and hereby does, forever release and discharge Implant Sciences, as of the effective date of the Assignment (the “Assignment Effective Date”), from any and all warranties, covenants, and obligations of Licensor under this License Agreement, excluding only those obligations of Implant Sciences expressly set forth in Section 5.(b), from and after the Assignment Effective Date, and IBt further agrees that, from and after the Assignment Effective Date, as between Implant Sciences and BMI, only BMI shall have any obligation to perform any liability with respect to any and all warranties, covenants, and obligations of Licensor under this License Agreement, excluding only those obligations of Implant Sciences expressly set forth in Section 5.(b).

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IN WITNESS WHEREOF, the parties hereto have executed this License Agreement on the day and year written below.

International Brachytherapy, s.a.                 Implant Sciences Corporation,
Licensee                                                             Licensor
By:                       By:

/s/ John Carden                             /s/ Phillip C. Thomas
Name:   John Carden                                         Name:  Phillip C. Thomas
Title:     Director                                         Title:   CEO
Date:     June 30, 2008                                Date:  June 30, 2008

SECURITY AGREEMENT

This SECURITY AGREEMENT (the "Agreement") is by and between

International Brachytherapy, s.a., having offices at Zone Industrielle C, 7180 Seneffe, Belgium ("Secured Party" or “IBt”)
and
Implant Sciences Corporation, a Massachusetts corporation having offices at 107 Audubon Road, Wakefield, MA 01880-1246, USA ("Grantor" or “Implant Sciences”)
made and effective on the date set forth on the signature page hereof

RECITALS

WHEREAS, the Grantor is the owner of certain Collateral defined herein; and

WHEREAS, the Secured Party seeks a security interest in said Collateral to secure the rights granted to it in the License Agreement (hereinafter the "Obligations"); and

WHEREAS, the Grantor, having been duly advised of its rights and liabilities by independent counsel, wishes to grant a security interest in favor of the Secured Party as herein provided;

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Definitions and Interpretation

As used in this Agreement, the following phrases shall have the meanings set forth below:

1.01 Terms Defined in License Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the License Agreement.

1.02 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

(i) Collateral. This word has the meaning set forth in Section 2.

(ii) Patent Office. This term means the United States Patent and Trademark Office and the patent office of any other jurisdiction.

(iii) License Agreement. This phrase means that certain License Agreement, dated as of the date hereof, between Implant Sciences Corporation and International Brachytherapy, s.a.

(iv) UCC. This term means the Uniform Commercial Code as in effect in the state of Maryland.

1.03 Terms Defined in UCC. Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meaning assigned to them in the UCC.

1.04 Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to "proceeds" in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by the Grantor; (ii) "includes" and "including" are not limiting; (iii) "or" is not exclusive; and (iv) "all" includes "any" and "any" includes "all." To the extent not inconsistent with the foregoing, rules of construction and interpretation applicable to the License Agreement shall also be applicable to this Agreement and are incorporated herein by reference.

2. Security Interest

2.01 Grant of Security Interest. The Grantor hereby assigns, transfers, and conveys to the Secured Party, and grants a security interest in: (i) U.S. Patent Number 6,183,409; (ii) any foreign counterparts of the foregoing patent; (iii) any reissue, continuation, divisional or continuation-in-part applications and such patents as may issue thereon; and (iv) the right to claim priority under any applicable statute, treaty, or convention, to said patent applications (all hereinafter called the "Collateral").

2.02 Continuing Security Interest. The Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect for the Term defined in Section 8.01 of this Agreement.

3. Supplement to License Agreement

This Agreement has been entered into in conjunction with the License Agreement. The rights and remedies of the Secured Party (referred to as "Licensee" in the License Agreement) with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the License Agreement, the terms and provisions of which are incorporated herein by reference.

4. Grantor's Warranties and Covenants The Grantor makes the following warranties and covenants:

(i)           The Grantor will, on a continuing basis, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by the Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming, or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure the Grantor's compliance with this Agreement or to enable the Secured Party to exercise and to enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the Patent Office.

(ii)           The Grantor agrees that, at the Secured Party's option, for the maintenance and preservation of the Collateral, the Secured Party may pay certain Patent Office fees including but not limited to filing fees, recordation fees, issue fees, maintenance fees and other necessary expenses, for which Grantor shall reimburse Secured Party on demand for any payment made pursuant to the foregoing authorization plus a handling charge of 100% of the total cost incurred; and

(iii)           The Grantor grants the Secured Party a power of attorney and authorization to record this Agreement, an abstract thereof, or any other document describing the Secured Party's interest in the Collateral with the Patent Office.

5. Default

Until default, Grantor may exercise ownership of the Collateral and use it in any lawful manner not inconsistent with this Grant of Security Interest.

Grantor shall be in default upon violation of or failure to perform any warranty, covenant, or obligation set forth in Section 4 above or the License Agreement, if written notice of breach has been given and the breach has not been cured within sixty days of the receipt of such notice, or any event which results in the acceleration of the maturity of the indebtedness of Grantor to others under any indenture, agreement or undertaking, or any act of bankruptcy.

Upon such default and at any time thereafter, the Secured Party may declare the Collateral secured by this Agreement immediately due. No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.

6. Assignments

Any assignment of the Collateral to a third party shall be null and void unless the third party stands in the shoes of the Grantor with respect to the Licensing Agreement and the warranties and covenants set forth in Section 4, Subsections (iii) to (v), above.  Otherwise, any such assignment shall not be unreasonably withheld.

7. Binding Effect

All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. Any and all of the warranties, covenants, and obligations of the Grantor shall be binding on its assigns, trustees and administrators.

8. General

8.01. Term. This Agreement shall create a security interest effective as of the date set forth on the signature page hereof and shall continue in force until six years after the expiration of all patents constituting the Collateral. Thereupon, the security interest created by this Agreement shall terminate.

8.02. No Inconsistent Requirements. The Grantor acknowledges that this Agreement and the other documents, agreements, and instruments entered into or executed in connection herewith may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and Grantor agrees that all such covenants, terms, and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

8.03. Notices. All notices and other communications hereunder shall be in writing and shall be mailed, sent, or delivered in accordance with the License Agreement.

8.04. Choice of Law and Venue. This Agreement shall be construed and interpreted in accord with the laws of the State of Maryland except as required by mandatory provisions of law or to the extent the perfection or priority of the security interests hereunder, or the remedies hereunder, in respect of an Collateral are governed by the law of a jurisdiction other than Maryland. Each party irrevocably (i) agrees that any action or proceeding arising from or relating to this Agreement may be brought only in the courts of Maryland or the U.S. District Court located in Baltimore, Maryland, (ii) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such action or proceeding, and (iii) waives any objection to proceeding in such venue, including that the forum is inconvenient.

8.05. Entire Agreement. This Agreement and the License Agreement, together with the Schedules hereto and thereto, set forth the entire agreement and understanding of the parties as to the subject matter hereof and merge all discussions between them. Neither this Agreement nor any provision hereof may be modified, amended, or waived except by the written agreement of the parties, as provided in the License Agreement.

8.06. Severability. If any provision of this Agreement is held invalid, such holding shall not affect the validity of any other provision of this Agreement.

8.07. Assignment to BMI. IBt hereby acknowledges Implant Sciences’ intention to assign or transfer ownership in the Xenation Intellectual Property Rights and Ancillary Intellectual Property Rights to Best Medical International, Inc. (“BMI”) (“Assignment”). IBt agrees that in the event of the Assignment, IBt shall, and hereby does, forever release and discharge Implant Sciences, as of the effective date of the Assignment (the “Assignment Effective Date”), from any and all warranties, covenants, and obligations of Grantor under this Agreement from and after the Assignment Effective Date, excluding only those obligations of Implant Sciences expressly set forth in Section 5.(b) of the License Agreement and IBt further agrees that, from and after the Assignment Effective Date, only BMI or its assigns pursuant to the License Agreement and this Agreement shall have any obligation to perform and liability with respect to any and all warranties, covenants, and obligations of Grantor under this Agreement excluding only those obligations of Implant Sciences expressly set forth in Section 5.(b) of the License Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day and year  written below.

International Brachytherapy, s.a.                 Implant Sciences Corporation,
Secured Party                                                    Grantor
By:                       By:

/s/ John Carden                             /s/ Phillip C. Thomas
Name:   John Carden                                         Name:  Phillip C. Thomas
Title:     Director                                         Title:   CEO
Date:     June 30, 2008                                Date:  June 30, 2008